Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980

D: +1 202.383.0472 F: +1 202.637.3593

cynthiabeyea@
eversheds-sutherland.com

March 17, 2020

VIA EDGAR

USCF ETF Trust

Attn: Board of Trustees

1850 Mt. Diablo Blvd., Suite 640

Walnut Creek, CA 94596

Re:	USCF ETF Trust (the “Trust”) File Nos. 333-196273 and 811-22930 Post-Effective Amendment No. 105

To the Board of Trustees:

We hereby consent to the reference to our name under the captions “Legal Counsel” in the Prospectus and Statement of Additional Information filed as part of Post-Effective Amendment No. 105 to the Trust’s Registration Statement on Form N-1A with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Cynthia R. Beyea

Cynthia R. Beyea

cc:	Daphne G. Frydman, USCF Jeremy P. Entwistle, Eversheds Sutherland

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.